                                                                    EXHIBIT 99.2

               Certificate Pursuant to Section 1350 of Chapter 63
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                      of Title 18 of the United States Code
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     I, Richard C. Cary, the acting chief financial officer of Arthur J. Gallagher & Co., certify that (i) the Annual Report on Form 10-K of Arthur J. Gallagher & Co. for the year ended December 31, 2002 (the "Form 10-K") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Arthur J. Gallagher & Co. and its subsidiaries.

Date: March 24, 2003

                                   /s/ RICHARD C. CARY
                                   ---------------------------------------------
                                                   Richard C. Cary
                                      Acting Chief Financial Officer and Chief
                                                  Accounting Officer
                                            (principal financial officer)


     A signed original of this written statement required by Secton 906 has been provided to Arthur J. Gallagher & Co. and will be retained by Arthur J. Gallagher & Co. and furnished to the Securities and Exchange Commission or its staff upon request.